                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                     UBS AG
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Switzerland                                98-0186363
--------------------------------------------    --------------------------------
(State of Incorporation or Organization)              (I.R.S. Employer
                                                      Identification no.)
    Bahnhofstrasse 45, Zurich and
       Aeschenvorstadt 1, Basel
--------------------------------------------    --------------------------------
   (Address or Principal Executive Offices)               (Zip Code)

       If this form relates to                  If this form relates to
       the registration of a                    the registration of a
       class of securities                      class of securities
       pursuant to Section 12(b)                pursuant to Section 12(g)
       of the Exchange Act and                  of the Exchange Act and
       is effective pursuant to                 is effective pursuant to
       General Instruction                      General Instruction
       A.(c), please check the                  A.(d), please check the
       following box: /X/                       following box: / /

Securities Act registration statement file
number to which this form relates:                          333-64844
                                                --------------------------------
                                                        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class             Name of Each Exchange on Which
         To be so Registered             Each Class is to be Registered
-----------------------------------    -----------------------------------

       Enhanced Appreciation                American Stock Exchange
       Securities due May [ ],
       2004 (Linked to the
       performance of the S&P
       500(R) Index)
-----------------------------------    -----------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
     ---------------------------------------------------------------------
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Preliminary Prospectus Supplement filed with the Commission on March 26, 2003 under Rule 424(b)(2) and in the Prospectus dated February 27, 2003 under "Description of Debt Securities We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-64844) (the "Additional Registration Statement") under the Securities Act of 1933, as amended, filed with the Commission on December 19, 2002; the Additional Registration Statement, filed pursuant to Rule 429 under the Securities Act, constitutes Post-Effective Amendment No. 4 to the Company's Registration Statement on Form F-1 (File No. 333-46930) (the "Prior Registration Statement") filed with the Commission on September 29, 2000, as previously amended by Post-Effective Amendment No. 1 thereto on Form F-1 filed with the Commission on March 23, 2001, by Post-Effective Amendment No. 2 thereto on Form F-1 filed with the Commission on March 29, 2001 and by Post-Effective Amendment No. 3 thereto on Form F-3 filed with the Commission on May 15, 2001.

ITEM 2.     EXHIBITS.

            1. Debt Indenture, dated as of November 21, 2000, between the
               Company and U.S. Bank Trust National Association, as debt trustee, including form of debt securities (included as Exhibit
               4.1 to the Prior Registration Statement)

            2. Form of Enhanced Appreciation Securities due May [ ], 2004
               (Linked to the performance of the S&P 500(R) Index)

         3.  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                  UBS AG
                                                  (Registrant)


Date: April 23, 2003                             By: /s/ Michael Mahaffy
                                                    --------------------------
                                                         Michael Mahaffy
                                                    Managing Director Equities



                                                  By: /s/ Jeffrey Sparks
                                                     --------------------------
                                                          Jeffrey Sparks
                                                     Managing Director Equities